                                                                   EXHIBIT 10.19


                               WOMEN.COM NETWORKS

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

        THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of June 5, 1998, by and among WOMEN.COM NETWORKS, a California corporation (the "COMPANY"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").


                                    RECITALS


        WHEREAS, the Company has authorized the sale and issuance of an aggregate of 7,598,784 shares of its Series D Preferred Stock (the "SHARES");

        WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein;

        WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:


                                    AGREEMENT

SECTION 1. AGREEMENT TO SELL AND PURCHASE.

        1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of the shares of Common Stock to be issued on conversion of the Shares (the "CONVERSION SHARES"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, in the form attached hereto as Exhibit B (the "RESTATED ARTICLES").

        1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of $3.29 per Share.



                                       1.
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SECTION 2. CLOSING, DELIVERY AND PAYMENT.

        2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "CLOSING") shall take place on the date of this Agreement, at the offices of the Company or at such other time and place upon which the Company and a majority of the Purchasers shall agree.

        2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

        2.3 SUBSEQUENT SALES OF SHARES. At any time on or before the 90th day following the Closing, the Company may sell up to the balance of the authorized shares of Series D Preferred Stock not sold at the Closing to such persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 4. Any Shares of Series D Preferred Stock sold pursuant to this
Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT C, the Company hereby represents and warrants to each Purchaser as follows:

        3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit D (the "INVESTORS' RIGHTS AGREEMENT"), the Amended and Restated Co-Sale and Voting Agreement in the form attached as Exhibit E (the "CO-SALE AGREEMENT"), to issue and sell the Shares, to issue the Conversion Shares, to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

        3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of: thirty million (30,000,000) shares of Common Stock, one million four hundred fifty seven six hundred thirty two (1,457,632) shares of which



                                       2.
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are issued and outstanding and three million eighty thousand six hundred thirty three (3,080,633) shares of which are reserved for future issuance to employees, consultants and directors upon the exercise of options to purchase the Company's Common Stock; and eighteen million two hundred eighty-six thousand eight hundred ten (18,286,810) shares of Preferred Stock, of which two million seven hundred seven thousand four hundred three (2,707,403) shares are designated Series A Preferred Stock, of which two million six hundred eighty-five thousand one hundred eighty-one (2,685,181) shares are issued and outstanding, of which five hundred seventy-nine thousand four hundred seven (579,407) shares are designated Series B Preferred Stock, of which five hundred seventy-nine thousand four hundred seven (579,407) shares are issued and outstanding, of which seven million (7,000,000) shares are designated Series C Preferred Stock, of which three million six hundred twenty six thousand nine hundred twenty two (3,626,922) shares are issued and outstanding and of which eight million (8,000,0000) shares are designated Series D Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (i) have been duly authorized and validly issued to the persons listed on Exhibit F hereto, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth on Exhibit F, and except (i) as may be granted pursuant to the Investors' Rights Agreement and the Co-Sale Agreement, (ii) a warrant for the purchase of an aggregate of twenty-two thousand two hundred twenty-two (22,222) shares of Series A Preferred Stock, (iii) warrants for the purchase of an aggregate of one hundred ten thousand five hundred twenty four (110,524) shares of Common Stock, (iv) warrants for the purchase of an aggregate of one million seven hundred seventy-five thousand three hundred thirty (1,775,330) shares of Series C Preferred Stock, (v) a warrant for the purchase of an aggregate of twenty four thousand six hundred seventy one (24,671) shares of Series C Preferred Stock or Series D Preferred Stock, (vi) warrant to be issued to BT Alex.Brown Incorporated pursuant to this transaction to purchase Common Stock of the Company, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

        3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles, has been taken or will be taken prior to the Closing. The Agreement, the Investors' Rights Agreement and the Co-Sale Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except



                                       3.
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(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal other than the right of first refusal set forth in the Investors' Rights Agreement, which has been waived in accordance with that agreement.

        3.4 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser
(i) its audited balance sheet as at December 31, 1997 and audited statement of income for the year ending December 31, 1997 and (ii) its unaudited balance sheet as at March 31, 1998 and unaudited statement of income for the three month period ending March 31, 1998 (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached hereto as Exhibit G. The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1997 and March 31, 1998, provided, however, that the interim financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

        3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to March 31, 1998, which in the aggregate do not exceed $100,000.

        3.6 AGREEMENTS; ACTION.

                (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).



                                       4.
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                (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                (e) The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

        3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), (d) the Investors' Rights Agreement, and (e) the Co-Sale Agreement.

        3.8 CHANGES. Since March 31, 1998, there has not been to the Company's knowledge:

                (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;



                                       5.
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                (c) Any material change, except in the ordinary course of
business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                (i) Any labor organization activity;

                (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

                (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

        3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its tangible properties and assets, including the tangible properties and assets reflected in the balance sheet as at March 31, 1998 (included in the Financial Statements), and good title to its leasehold estates, to the Company's knowledge, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the



                                       6.
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operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business.

        3.10 PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

        3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.



                                       7.
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        3.12 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Co-Sale Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware of any such material unasserted claim which, if asserted, would likely be determined adversely to the Company. The foregoing includes, without limitation, actions pending or threatened or unasserted claims (as described in the preceding sentence) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

        3.13 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent.

        3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his or her employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, patent disclosure agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Each employee is employed on an "at will" basis and has no right to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

        3.15 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each key employee, officer and director of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form of Exhibit H attached hereto.



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        3.16 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

        3.17 REGISTRATION RIGHTS. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

        3.18 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

        3.19 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.3 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

        3.21 FULL DISCLOSURE. This Agreement, the Exhibits hereto, the Investors' Rights Agreement, the Co-Sale Agreement and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material



                                       9.
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fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        3.22 QUALIFIED SMALL BUSINESS. The Company represents and warrants to the Purchasers that it qualifies as a "Qualified Small Business" as defined in
Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "CODE"). The Company covenants that so long as it reasonably believes that the Shares (and/or Conversion Shares) held by Purchaser or a transferee would qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code it will timely file all reports or filings with the Internal Revenue Service required of a Qualified Small Business.

        3.23 MINUTE BOOKS. The minute books of the Company provided to the Purchasers contain a complete summary of all meetings of directors and shareholders since the time of incorporation.

        3.24 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

        3.25 INSURANCE. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

        3.26 SMALL BUSINESS CONCERN. The Company, together with its affiliates (as that term is defined in 13 C.F.R. Section 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the "SMALL BUSINESS INVESTMENT ACT") and Part 121 of Title 13 of the United States Code of Federal Regulations ("CFR"). The information provided by the Company to each Purchaser that is a licensed Small Business Investment Company (an "SBIC PURCHASER") on SBA Forms 480, 652 and 1031 delivered in connection herewith is accurate and complete.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

        Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

        4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investors' Rights Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable



                                      10.
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remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws.

        4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in the Agreement, the Investors' Rights Agreement or the Co-Sale Agreement have been or shall have been obtained prior to and be effective as of the Closing.

        4.3 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                (b) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                (c) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (d) INVESTMENT. Purchaser is acquiring the Shares (or any of the Common Stock into which the Shares are convertible) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling or distributing the Shares (or any of the Common Stock into which the Shares are convertible). Purchaser understands that the Shares (and the Common Stock into which the Shares are convertible) to be purchased by it have not been registered under the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.



                                      11.

                (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                (f) RESTRICTED SECURITIES. Purchaser acknowledges and agrees that the Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the number of shares being sold during any three-month period not exceeding specified limitations.

        4.4 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and the Conversion Shares are subject to restrictions on transfer as set forth in the Investors' Rights Agreement.

SECTION 5. CONDITIONS TO CLOSING.

        5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                (b) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investors' Rights Agreement and the Co-Sale Agreement (except for such as may be properly obtained subsequent to the Closing).

                (c) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California.

                (d) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.



                                      12.

                (e) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                (f) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a) through (e) of this Section 5.1 have been satisfied.

                (g) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the parties thereto.

                (h) CO-SALE AGREEMENT. The Co-Sale Agreement substantially in the form attached hereto as EXHIBIT E shall have been executed and delivered by Ellen Pack, Marleen McDaniel and the Company.

                (i) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be nine members and the Board shall consist of Ellen Pack, Marleen McDaniel, Shanda Bahles, Barry Weinman, Mary McClure, Philip Monego, Michael Edelhart, Natalie Egleston and one representative of the Series D Preferred Stock.

                (j) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT I.

                (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                (l) SBA DOCUMENTS. The Company shall have executed and delivered to each Purchaser that is a licensed Small Business Investment Company a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652, and shall have provided to each such Purchaser information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

        5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchasers in Section 4 hereof shall be true and correct in all material



                                      13.

respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

                (c) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California.

                (d) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the Purchasers.

                (e) ESCROW AGREEMENT. An Escrow Agreement substantially in the form attached hereto as EXHIBIT J shall have been executed and delivered by the Purchasers.

                (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investors' Rights Agreement and the Co-Sale Agreement (except for such as may be properly obtained subsequent to the Closing).

SECTION 6. MISCELLANEOUS.

        6.1 USE OF PROCEEDS. The Company hereby covenants and agrees that the proceeds from the sale of the Shares shall be used to finance working capital requirements.

        6.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

        6.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        6.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

        6.5 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Investors' Rights Agreement, the Co-Sale Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties



                                      14.

with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        6.6 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.7 AMENDMENT AND WAIVER.

                (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                (c) Any amendment or waiver effected in accordance with this
Section 6.7 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

        6.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement or the Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or under the Restated Articles or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Restated Articles, Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

        6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on EXHIBIT A attached hereto or at such other



                                      15.

address as the Company or Purchaser may designate by ten days advance written notice to the other parties hereto.

        6.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.12 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

        6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except that the Company shall be obligated to pay BT Alex. Brown Incorporated its fees pursuant to its engagement letter with the Company related to this transaction and a warrant to purchase shares of Common Stock of the Company upon the Closing. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

        6.15 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      16.

        IN WITNESS WHEREOF, the parties hereto have executed this SERIES D PREFERRED STOCK PURCHASE AGREEMENT as of the date first above written.

COMPANY:                                    WOMEN.COM NETWORKS


                                            By:/s/ Marleen McDaniel
                                               ---------------------------------
                                               Marleen McDaniel, President


INVESTORS:

                                            By:
                                               ---------------------------------
                                                        (Signature)

                                            Title:
                                                  ------------------------------



                                 SIGNATURE PAGE
                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

================================================================================












                               WOMEN.COM NETWORKS


                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT



      FIRST CLOSING ON JUNE 5TH, 1998 AND SECOND CLOSING ON JULY 24TH, 1998












================================================================================

                               TABLE OF CONTENTS

                                                                                           PAGE
SECTION 1.     AGREEMENT TO SELL AND PURCHASE................................................1

        1.1    Authorization of Shares.......................................................1

        1.2    Sale and Purchase.............................................................1

SECTION 2.     CLOSING, DELIVERY AND PAYMENT.................................................2

        2.1    Closing Date..................................................................2

        2.2    Delivery......................................................................2

        2.3    Subsequent Sales of Shares....................................................2

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................2

        3.1    Organization, Good Standing and Qualification.................................2

        3.2    Capitalization; Voting Rights.................................................2

        3.3    Authorization; Binding Obligations............................................3

        3.4    Financial Statements..........................................................4

        3.5    Liabilities...................................................................4

        3.6    Agreements; Action............................................................4

        3.7    Obligations to Related Parties................................................5

        3.8    Changes.......................................................................5

        3.9    Title to Properties and Assets; Liens, etc....................................6

        3.10   Patents and Trademarks........................................................7

        3.11   Compliance with Other Instruments.............................................7

        3.12   Litigation....................................................................8

        3.13   Tax Returns and Payments......................................................8

        3.14   Employees.....................................................................8

        3.15   Proprietary Information and Inventions Agreements.............................8

        3.16   Obligations of Management.....................................................9

        3.17   Registration Rights...........................................................9

        3.18   Compliance with Laws; Permits.................................................9

        3.19   Environmental and Safety Laws.................................................9

        3.20   Offering Valid................................................................9

        3.21   Full Disclosure...............................................................9



                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                           PAGE
        3.22   Qualified Small Business.....................................................10

        3.23   Minute Books.................................................................10

        3.24   Real Property Holding Corporation............................................10

        3.25   Insurance....................................................................10

        3.26   Small Business Concern.......................................................10

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.............................10

        4.1    Requisite Power and Authority................................................10

        4.2    Consents.....................................................................11

        4.3    Investment Representations...................................................11

        4.4    Transfer Restrictions........................................................12

SECTION 5.     CONDITIONS TO CLOSING........................................................12

        5.1    Conditions to Purchasers' Obligations at the Closing.........................12

        5.2    Conditions to Obligations of the Company.....................................13

SECTION 6.     MISCELLANEOUS................................................................14

        6.1    Use of Proceeds..............................................................14

        6.2    Governing Law................................................................14

        6.3    Survival.....................................................................14

        6.4    Successors and Assigns.......................................................14

        6.5    Entire Agreement.............................................................14

        6.6    Separability.................................................................15

        6.7    Amendment and Waiver.........................................................15

        6.8    Delays or Omissions..........................................................15

        6.9    Notices......................................................................15

        6.10   Attorneys' Fees..............................................................16

        6.11   Titles and Subtitles.........................................................16

        6.12   Pronouns.....................................................................16

        6.13   Counterparts.................................................................16

        6.14   Broker's Fees................................................................16

        6.15   California Corporate Securities Law..........................................16



                                      ii.

                                LIST OF EXHIBITS

   Schedule of Purchasers                                       Exhibit A

   Restated Articles                                            Exhibit B

   Schedule of Exceptions                                       Exhibit C

   Amended and Restated Investors' Rights Agreement             Exhibit D

   Amended and Restated Co-Sale and Voting Agreement            Exhibit E

   List of Shareholders                                         Exhibit F

   Financial Statements                                         Exhibit G

   Proprietary Information and Inventions Agreement             Exhibit H

   Form of Legal Opinion                                        Exhibit I

   Escrow Agreement                                             Exhibit J



                                      iii.

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                       SERIES D PREFERRED STOCK FINANCING


1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
ABS EMPLOYEES' VENTURE FUND LIMITED PARTNERSHIP              152,196           $500,724.84
375 West Padonia Road
Timonium, MD  21093
Attn:  Dan Gunter

ACHIEVER, INC.                                                30,395            $99,999.55
c/o International Trade & Investment
Box N-1201-Marlborough Hse
Cumberland St.
Nassau, Bahamas
Attn:  Roy Bouchier

ALFRED J. ANZALONE LIMITED FAMILY PARTNERSHIP                 30,000            $98,700.00
7893 West Mesa Vista Avenue
Las Vegas, NV  89113-1572
Attn:  Alfred J. Anzalone

AVI CAPITAL L.P.                                             129,058           $424,600.82
One First Street, Suite 12
Los Altos, CA  94022
Attn:  Barry Weinman

AVI SILICON VALLEY PARTNERS                                    1,474             $4,849.46
One First Street, Suite 12
Los Altos, CA  94022
Attn:  Barry Weinman

ASSOCIATED VENTURE INVESTORS III                              21,444            $70,550.76
One First Street, Suite 12
Los Altos, CA  94022
Attn:  Barry Weinman




                                   EXHIBIT A
                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
CHARLES C. BAUM                                               48,000           $157,920.00
c/o United Holdings, Inc.
2545 Wilkens Avenue
Baltimore, MD  21223-3333

BETTS FAMILY, L.C.                                             6,079            $19,999.91
1619 Wythe Road
Lynchburg, VA  24501
Attn:  W. Earle Betts III

W. EARLE BETTS III                                             6,079            $19,999.91
1619 Wythe Road
Lynchburg, VA  24501

LAWRENCE OWEN BROWN, TRUSTEE LAWRENCE OWEN BROWN              15,200            $50,008.00
FAMILY TRUST U/D/T DTD. 10/30/87
19753 Farwell Avenue
Saratoga, CA  95070

SIDNEY BROWN                                                  15,197            $49,998.13
24 Holly Oak Drive
Voorhees, NJ  08043-1533

TIMOTHY BRIGHT                                                15,197            $49,998.13
C/o Standard Mortgage Holding Company
300 Plaza, One Shell Square
New Orleans, LA 70139

JOHN D. CRAFT, JR.                                            30,395            $99,999.55
3640 Edinborough Drive
Rochester Hills, MI  48306-3632

J&T INVESTMENTS                                               30,395            $99,999.55
c/o John D. Crawford and Thomas Keefe
11817 Canon Boulevard, Suite 600
Newport News, VA  23606

JACK DANE                                                     30,395            $99,999.55
1719 Green Street
San Francisco, CA  94123

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
DANIEL F. DENT                                                19,000            $62,510.00
2 East Read Street, 6th Floor
Baltimore, MD  21202

ORRIN DEVINSKY                                                45,595           $150,007.55
97 Westview Road
Short Hills, NJ  07078-1268

DEBRA DIAMOND & ASSOCIATES, INC.                               9,118            $29,998.22
c/o Dauphin Capital Partners
1921 West Joppa Road
Baltimore, MD  21204-1848

3GT INVESTMENT PARTNERSHIP                                    60,790           $199,999.10
845 Larch Avenue
Elmhurst, IL  60126-1196
Attn: Craig J. Duchossois

EDWARD M. DUNN                                                30,395            $99,999.55
17518 Woodcamp Road
Mt. Airy, MD  21771-3226

THE HYMAN DUSHMAN FAMILY TRUST                                30,395            $99,999.55
7608-B Lexington Club Boulevard
Del Ray Beach, FL  33446-3413
Attn:  Hyman Dushman

D.W.B. ASSOCIATES                                              3,039             $9,998.31
1619 Wythe Road
Lynchburg, VA  24501
Attn:  W. Earle Betts III

GEORGE ERDI AND MARIA ERDI                                    40,000           $131,600.00
2 Longspur
Portola Valley, CA  94028

ESSEX HIGH TECHNOLOGY FUND, L.P.                              34,350           $113,011.50
C/o Essex Investment Management Company
125 High Street, 29th Floor
Boston, MA  02110-2702
Attn:  Pam Cutrell

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
ESSEX HIGH TECHNOLOGY FUND (BERMUDA), L.P.                   148,020           $486,985.80
C/o Essex Investment Management Company
125 High Street, 29th Floor
Boston, MA  02110-2702
Attn:  Pam Cutrell

FANAROFF INVESTMENT PARTNERSHIP                               30,395            $99,999.55
5809 Nicholson Lane, Apt. 1009
Rockville, MD  20852

STANFORD C. FINNEY, JR.                                       49,665           $163,397.85
8201 Preston Road, Suite 400
Dallas, TX  75225

DAVID A. FRIEDMAN, TRUSTEE, 1993 REVOCABLE TRUST              22,796            $74,998.84
2637 Larkin Street
San Francisco, CA  94109

JAY H. GERSHBERG                                              30,395            $99,999.55
c/o Bagel Bros.
6000 North Bailey Avenue, Suite 2D
Amherst, NY  14226-5102

ROBERT S. GERSHBERG                                           30,395            $99,999.55
c/o Bagel Bros.
6000 North Bailey Avenue, Suite 2D
Amherst, NY  14226-5102

HEATHER GILKER                                                 3,040            $10,001.60
7303 Tokalm Drive
Dallas, TX  75214

MARESOL L.P.                                                  30,395            $99,999.55
c/o Henry Gonsalves
7 Great Meadows Lane
Lincoln, RI  02865

GREENWOOD EQUITIES, LLC                                       48,632           $159,999.28
c/o Piper & Marbury
36 S. Charles Street
Baltimore, MD  21201
Attn:  Stanard T. Klinefelter

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
CHARLES R. HART, JR.                                          20,000            $65,800.00
c/o Hart & Watters
12400 Wilshire Boulevard, Suite 500
Los Angeles, CA  90025


H & K PARTNERSHIP                                             30,395            $99,999.55
c/o Morris Helman
7100 Rutherford Road
Baltimore, MD  21244-2702

JPK PARTNERS                                                 258,359           $850,001.11
c/o Argonaut Securities Co.
1155 Battery Street, LS7
San Francisco, CA  94111
Attn:  Peter Haas, Jr.

JAMES W. JOHNSTON                                             30,395            $99,999.55
c/o Stonemaker Ent., Inc.
380 Knollwood Street, Suite 570
Winston-Salem, NC  27103

KLAUS KRETSCHMER                                              30,395            $99,999.55
46 Brook Way
Demarest, NJ  07627

ALBERT LAMAR                                                  30,395            $99,999.55
5901 Garfield Street
New Orleans, LA  70115

LINCOLN TRUST COMPANY                                         30,000            $98,700.00
P.O. Box 5831
Denver, CO  80217
Attn:  Tamara V. Armour

H. MARK LUNENBURG                                             30,000            $98,700.00
11 Whitehall Place
Farmington, CT  06032

DAN LYNCH                                                     30,395            $99,999.55
25660 La Lanne Court
Los Altos Hills, CA  94022

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
MONTAGUE-BETTS COMPANY                                        24,316            $79,999.64
1619 Wythe Road
Lynchburg, VA  24501
Attn:  W. Earle Betts III

PHILIP MONEGO, SR.                                            50,000           $164,500.00
811 Revere Way
Woodside, CA 94062

WILLIAM A. NEWSOM                                             15,197            $49,998.13
c/o Newsom Associates
3717 Buchanan Street, 2nd Floor
San Francisco, CA  94123

ALBERT AND PEARL NIPON                                        30,395            $99,999.55
15 W. Old Gulph Road
Gladwyne, PA  19035

NORTHPORT PRIVATE EQUITY, LLC                                 30,395            $99,999.55
122 S. Michigan Avenue, Suite 1700
Chicago, IL  60603
Attn:  David T. Shelby

LOREN PACK                                                    30,395            $99,999.55
215 East 68th Street, Apt. 29G
New York, NY  10021

DAVID H. PARKS                                                15,197            $49,998.13
1281 Windimer Drive
Los Altos, CA  94024

RUSSELL AND SHERRY PATERRA, AS COMMUNITY PROPERTY             15,197            $49,998.13
16 Craig Avenue
Piedmont, CA 94611

G. RICHARD PATTON                                              6,079            $19,999.91
2035 St. Andrews Drive
Nevillewood, PA  15142-1012

PHOENIX SMALL CAP FUND                                       455,930         $1,500,009.70
56 Prospect Street
Hartford, CT  06115
Attn:  Tom Gilbert


1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
DONALD L. POARCH                                              10,000            $32,900.00
1041 Conrad Saver
Houston, TX  77043

PRISM IV INVESTMENT PARTNERSHIP                               33,435           $110,001.15
1300 York Road, Suite 180
Lutherville, MD  21093
Attn:  Charles Freeland

RAINBOW TRADING PARTNERS, LTD.                                49,665           $163,397.85
8201 Preston Road, Suite 400
Dallas, TX  75225
Attn:  Stanford C. Finney, Jr.

RAINBOW TRADING VENTURE PARTNERS, L.P.                        52,640           $173,185.60
8201 Preston Road, Suite 400
Dallas, TX  75225
Attn:  Stanford C. Finney, Jr.

HOWARD E. RACHOFSKY                                           45,595           $150,007.55
c/o Regal Capital
8201 Preston Road, Suite 400
Dallas, TX  75225

KEVIN P. REILLY, SR.                                          15,197            $49,998.13
Post Office Box 66613
Baton Rouge, LA  70896

SEAN REILLY                                                   15,197            $49,998.13
Post Office Box 66338
Baton Rouge, LA  70896

RODALE PRESS, INC.                                           911,855         $3,000,002.95
33 East Minor Street
Emmaus, PA  18098
Attn:  Barbara Newton

RITA ROME                                                     30,395            $99,999.55
1428 Colton Road
Gladwyne, PA  19035

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
ALOYSIUS D. ROSSI                                             30,395            $99,999.55
c/o Young Estates
Post Office Box 490
Drums, PA  18222

DAVID J. ROSSI                                                30,395            $99,999.55
141 Moseywood Road
Post Office Box 495
Lake Harmony, PA  18624

MICHAEL RUBIN                                                 30,395            $99,999.55
1840 Aloha Lane
Gladwyne, PA 19035

RONALD D.  SIPPEL                                             45,595           $150,007.55
1312 Church Street
Evanston, IL  60201-3508

BRYAN SPLAINE                                                 10,000            $32,900.00
15951 Los Gatos Boulevard
Los Gatos, CA  95032

CHARLES E. SPLAINE                                            23,000            $75,670.00
15951 Los Gatos Boulevard
Los Gatos, CA  95032

THE SPRINGS COMPANY                                           80,000           $263,200.00
P. O. Drawer 460
104 East Springs Street
Lancaster, SC  29720
Attn:  William G. Taylor

STANDARD MORTGAGE HOLDING CORPORATION                         45,595           $150,007.55
300 Plaza, One Shell Square
New Orleans, LA  70139
Attn:  Edgar Bright

PRESLEY AND ANTONIA TAYLOR III                                30,395            $99,999.55
2408 Rutland Road
Davidsonville, MD  21035

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
TECHNOLOGY FUNDING PARTNERS III, L.P.                        121,581           $400,001.49
2000 Alameda de las Pulgas
San Mateo, CA  94403
Attn:  Greg George

TECHNOLOGY FUNDING VENTURE PARTNERS, IV, AN                   91,185           $299,998.65
AGGRESSIVE GROWTH FUND, L.P.
2000 Alameda de las Pulgas
San Mateo, CA  94403
Attn:  Greg George

TECHNOLOGY FUNDING VENTURE PARTNERS V, AN                     15,199            $50,004.71
AGGRESSIVE GROWTH FUND, L.P.
2000 Alameda de las Pulgas
San Mateo, CA  94403
Attn:  Greg George

TENNYSON PRIVATE PLACEMENT OPPORTUNITY FUND, LLP              30,400           $100,016.00
c/o Walpert Smullian & Blumenthal
29 West Susquehanna Avenue, 4th Floor
Baltimore, MD  21204
Attn:  Alfred M. Walpert

DYAN TRIFFO                                                    1,520             $5,000.80
C/o BT Alex. Brown Incorporated
1990 Beach Street, #304
San Francisco, CA 94123

TRIVENTURES                                                   30,395            $99,999.55
410 - 17th Street, Suite 1705
Denver, CO  80202
Attn:  Jim Lustig

TURTLE & COMPANY                                              30,396           $100,002.84
Jonathan Cohen and Eleanor Friedman-Cohen
c/o Nuland and Arshad, Inc.
176 Federal Street, 5th Floor
Boston, MA  02210-2209
Attn:  James Nuland

MARY COLLEEN UNDERHILL                                        30,395            $99,999.55
1901 Stonegate Road
Anchorage, KY  40223


1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
MEDIAONE INTERACTIVE SERVICES, INC.                          607,903         $2,000,000.87
9000 E. Nichols Avenue, Suite 100
Englewood, CO  80112
Attn:  Natalie Egleston

WAKEFIELD PARTNERS, L.P.                                      60,000           $197,400.00
10 Avon Meadow Lane
Avon, CT  06001-3737
Attn:  Steven W. Ballentine

WARBURG PINCUS INSTITUTIONAL FUND, INC. - SMALL              455,927         $1,499,999.83
COMPANIES GROWTH PORTFOLIO
466 Lexington Avenue, 10th Floor
New York, NY  10017
Attn:  Steve Lurito

WARBURG PINCUS POST-VENTURE CAPITAL                          227,964           $750,001.56
  FUND, INC.
466 Lexington Avenue, 10th Floor
New York, NY  10017
Attn:  Steve Lurito

WARBURG PINCUS TRUST, INC. POST-VENTURE                       75,988           $250,000.52
  CAPITAL PORTFOLIO
466 Lexington Avenue, 10th Floor
New York, NY  10017
Attn:  Steve Lurito

WILLOU & CO.                                                 121,976           $401,301.04
P.O. Box 10856
Greenville, SC  29603
Attn:  Richard L. King

WOMEN, LLC                                                   551,672         $1,815,000.88
514 North Crain Highway
Glen Burnie, MD  21061
Attn:  Joel D. Fedder

1ST CLOSING - JUNE 5, 1998                                                     AGGREGATE
NAME AND ADDRESS                                             SHARES          PURCHASE PRICE
----------------                                             ------          --------------
WOMEN'S GROWTH CAPITAL FUND I, LLP                           182,370           $599,997.30
1029 - 31st Street, NW
Washington, DC  20007
Attn:  Wendee Kanarek

               TOTALS:                                     6,515,974        $21,437,554.46

2ND CLOSING - JULY 24, 1998                                                   AGGREGATE
NAME AND ADDRESS                                             SHARES         PURCHASE PRICE
-------------                                                ------           ----------
JOHN PAPAZIAN                                                30,395           $99,999.55
118 Pea Place
Kula, HI  96790
------------------------------------------------------------------------------------------
                 2ND CLOSING TOTAL                           30,395           $99,999.55
------------------------------------------------------------------------------------------
                  AGGREGATE TOTAL                           6,546,369       $21,537,554.01
------------------------------------------------------------------------------------------